UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 14, 2018, The New York Times Company (the “Company”) appointed Roland Caputo, currently Executive Vice President, Print Products and Services Group, to serve as Interim Chief Financial Officer following the retirement of James Follo, the Company’s current Chief Financial Officer, on February 28, 2018. In this capacity, Mr. Caputo will be the Company’s principal financial officer until the Company appoints a permanent Chief Financial Officer. Mr. Caputo, 57, has held his current role since March 2013. Previously, he served as Senior Vice President and Chief Financial Officer of The New York Times Media Group, then a division of The New York Times Company, from November 2008 to March 2013.

Mr. Caputo will be entitled to a cash bonus, calculated at the rate of $14,000 per month, for the period in which he serves as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: February 15, 2018	By:	/s/ Diane Brayton
Diane Brayton Executive Vice President, General Counsel and Secretary